SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

ITEX Corporation
 (Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At our Annual Meeting of Stockholders held on December 10, 2010, the stockholders of ITEX Corporation voted on the following matters: (1) to elect three directors to serve until the 2011 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified (“Proposal 1”); and (2) to ratify the selection of Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as our independent registered public accounting firm for the year ending July 31, 2011 (“Proposal 2”).

On December 14, 2010, the inspector of elections for the annual meeting delivered its final certified results for each of the proposals as set forth below:

The results for Proposal 1 were as follows:

Board of Directors Nominees	For	Withheld
Steven White	1,720,402	4,707
Eric Best	1,719,182	5,927
John A. Wade	1,719,202	5,907

Opposition Nominees	For	Withheld
Sidd Pagidipati	965,735	25,400
Wayne P. Jones	965,735	25,400
Alnesh Mohan	967,935	23,200

The results for Proposal 2 were as follows:

For	Against	Abstain
2,696,911	5,783	13,550

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation
(Registrant)

Date: December 15, 2010
	By:	/s/ Steven White
Steven White
Chief Executive Officer